                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 U.S. FRANCHISE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                 April 20, 1999

Dear Stockholder:

    This year's Annual Meeting of Stockholders ("Annual Meeting") of U.S. Franchise Systems, Inc. (the "Company") will be held on Thursday, May 27, 1999 at 4:00 p.m., local time, at the Company's offices, 13 Corporate Square, Suite 250, Atlanta, Georgia 30329. You are cordially invited to attend.

    The Notice of Annual Meeting and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter.

    After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

    A copy of the Company's 1998 Annual Report is also enclosed for your information.

    We look forward to seeing you at the Annual Meeting.

                                          Very truly yours,

                                          /s/ Michael A. Leven

                                          Michael A. Leven,
                                          Chairman of the Board
de1229a

                          U.S. FRANCHISE SYSTEMS, INC.
                         13 CORPORATE SQUARE, SUITE 250
                             ATLANTA, GEORGIA 30329

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1999

    The annual meeting of shareholders of U.S. Franchise Systems, Inc. (the "Company") will be held on Thursday, May 27, 1999 at 4:00 p.m., at the Company's offices, 13 Corporate Square, Suite 250, Atlanta, Georgia 30329, for the following purposes:

        (1) To elect ten (10) directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified;

        (2) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only shareholders of record at the close of business on April 9, 1999 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

    A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          /s/ Michael A. Leven

                                          Michael A. Leven, Chairman of the
                                          Board

Atlanta, Georgia
April 20, 1999

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          U.S. FRANCHISE SYSTEMS, INC.
                         13 CORPORATE SQUARE, SUITE 250
                             ATLANTA, GEORGIA 30329

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1999

                             ----------------------
                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. Franchise Systems, Inc. ("USFS" or the "Company") for the Annual Meeting of Shareholders to be held on Thursday, May 27, 1999 and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 20, 1999. The address of the principal executive offices of the Company is 13 Corporate Square, Suite 250, Atlanta, Georgia 30329.

    Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees named below to constitute the entire Board of Directors. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

    The record of shareholders entitled to vote at the annual meeting was taken on April 9, 1999. On that date the Company had outstanding and entitled to vote 17,167,194 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 2,707,919 shares of Class B Common Stock $.01 par value per share (the "Class B Common Stock," collectively the Class A Common Stock and the Class B Common Stock are hereinafter referred to as the "Common Stock"). Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes.

    The Company was incorporated in November 1997 for the purposes of acquiring the Hawthorn Suites brand. The Company's predecessor, also known as USFS, was incorporated in Delaware in August 1995. The term "the Company" refers to USFS before the Hawthorn merger, and as the surviving corporation in the merger.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of April 9, 1999 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer (as defined herein); and (iv) all directors and executive officers of the Company as a group. Each share of Class B Common Stock is entitled to ten votes per share.

                                                            SHARES OF                      SHARES OF                     PERCENT
                        NAME OF                              CLASS A       PERCENT OF       CLASS B       PERCENT OF     OF TOTAL
                   BENEFICIAL OWNER                      COMMON STOCK(1)     CLASS      COMMON STOCK(1)     CLASS      VOTING POWER
-------------------------------------------------------  ---------------   ----------   ---------------   ----------   ------------
Michael A. Leven.......................................        910,617(2)     5.3%          1,509,473(3)     55.7%         36.2%
Neal K. Aronson........................................        916,811(4)     5.3           1,509,473(5)     55.7          36.2
Dean Adler.............................................         98,500(6)       *                   0           0             *
Irwin Chafetz..........................................        354,100(7)     2.1                   0           0             *
James Darby............................................          9,625(8)       *                   0           0             *
Douglas G. Geoga.......................................          2,000(9)       *                   0           0             *
Richard D. Goldstein...................................        513,555(10)    3.0                   0           0             *
David T. Hamamoto......................................        614,500(11)    3.5                   0           0             *
Andrea Leven...........................................        233,032(12)    1.4             770,801(13)    28.5
Jeffrey A. Sonnenfeld..................................          9,000(14)      *                   0           0             *
Barry S. Sternlicht....................................        303,770(15)    1.8                   0           0             *
Steven Romaniello......................................        196,716(16)    1.2                   0           0             *
David E. Shaw, Sr......................................        118,499(17)      *                   0           0             *
Meridian Associates, L.P...............................      2,122,222(18)   12.4                   0           0           4.8
All officers and directors as a group (12 persons)**...      3,640,581       21.2           2,707,919       100.0          69.4

------------------------

 * Represents less than 1% of the outstanding shares, both in number and in terms of voting power.

**  Duplications eliminated.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of April 9, 1999. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below.

(2) Consists of (i) 123,805 Restricted Shares (as defined herein) held directly by Mr. Leven and as to which Mr. Leven has sole voting power, (ii) 233,032 Restricted Shares held by Mr. Leven's wife, which are voted by Mr. Leven,
    (iii) 346,461 Unrestricted Shares (as defined herein), which have been reallocated to other members of management and are voted in the same manner that Mr. Leven votes his shares, (iv) 95,972 shares that were designated as Restricted Shares pursuant to Mr. Leven's Old Stock Purchase Agreement (as defined herein), which have been reallocated to other members of management and by virtue of the 1996 Amendment (as defined herein) are voted in the same manner that Mr. Leven votes his Unrestricted Shares, and (v) 111,347 Restricted Shares owned by Mr. Aronson, which are voted by Mr. Leven. Mr. Leven's business address is 13 Corporate Square, Suite 250, Atlanta, Georgia 30329.

(3) Consists of (i) 427,665 Unrestricted Shares, as to which Mr. Leven has sole voting power, (ii) 770,801 shares held by Mr. Leven's wife as Unrestricted Shares, which are voted by Mr. Leven, and (iii) 311,007 Unrestricted Shares owned by Mr. Aronson, which are voted by Mr. Leven.

(4) Consists of (i) 589,865 Restricted Shares held directly by Mr. Aronson and as to which Mr. Aronson has sole voting power, (ii) 95,972 shares that were designated as Restricted Shares pursuant to Mr. Aronson's Old Stock Purchase Agreement, which have been reallocated to other members of management and by virtue of the 1996 Amendment are voted by them in the same manner that Mr. Aronson votes his shares and (iii) 230,974 shares that were designated as Unrestricted Shares under the Old Stock Purchase Agreements, which have been reallocated to other members of management and are voted by them in the same manner that Mr. Aronson votes his shares. Mr. Aronson has transferred voting power to Mr. Leven with respect to 111,347 of such shares. Mr. Aronson's business address is 13 Corporate Square, Suite 250, Atlanta, Georgia 30329.

(5) Consists of 1,509,473 shares designated as Unrestricted Shares, of which Mr. Aronson has sole voting power as to 1,198,466 shares and has transferred voting power to Mr. Leven as to 311,007 shares.

(6) Consists of (i) 7,000 shares as to which Mr. Adler has sole voting and investment power, (ii) stock options for 2,000 shares of Class A Common Stock at $13.50 per share which are fully vested, (iii) stock options for 2,000 shares of Class A Common Stock at $10.00 per share which are fully vested, (iv) 62,500 shares of Class A Common Stock owned collectively by Lubert-Adler Real Estate Opportunity Fund L.P., Lubert-Adler Real Estate Opportunity Fund II, L.P. and Lubert-Adler Capital Real Estate Opportunity Fund, L.P. (collectively, "Lubert-Adler"), entities controlled by Mr. Adler, and (v) Lubert-Adler's right to purchase up to 25,000 shares of Class A Common Stock at $11.25 per share, which right is fully vested.

(7) Consists of (i) 350,100 shares as to which Mr. Chafetz has sole voting and investment power, (ii) stock options for 2,000 shares of Class A Common Stock at $13.50 per share which are fully vested, and (iii) stock options for 2,000 shares of Class A Common Stock at $10.00 per share which are fully vested.

(8) Mr. Darby resigned from the Company effective December 1, 1998. Consists of
    (i) stock options for 9,375 shares of Class A Common Stock exercisable at a price of $9.63 per share which are fully vested and (ii) stock options for 250 shares of Class A Common Stock at $8.13 per share which are fully vested.

(9) Consists of stock options for 2,000 shares of Class A Common Stock at $13.00
    per share which are   fully vested.

(10) Consists of (i) 159,555 shares owned by G2 Investment Partners ("G2"), an investment partnership of which Mr. Goldstein is a general partner, (ii) stock options for 2,000 shares of Class A Common Stock at $13.50 per share which are fully vested, (iii) stock options for 2,000 shares of Class A Common Stock at $10.00 per share which are fully vested, and (iv) 350,000 shares owned by Alpine Hospitality Equities LLC ("Alpine Equities"). Mr. Goldstein shares voting and investment power with respect to shares owned by both G2 and Alpine Equities.

(11) Consists of (i) stock options for 2,000 shares of Class A Common Stock at $13.00 per share which are fully vested; (ii) 437,500 shares of Class A Common Stock owned by Sextant Trading LLC ("Sextant"), an entity owned beneficially by NorthStar Capital Investment Corp. (together with its affiliates, "NorthStar"), of which Mr. Hamamoto is a director. Mr. Hamamoto disclaims beneficial ownership of the shares owned by Sextant; and (iii) Sextant's right to purchase 175,000 shares of Class A Common Stock at $11.25 per share, which right is fully vested.

(12) Represents shares that were designated under Mr. Leven's Old Stock Purchase Agreement as Restricted Shares and which have been transferred to Mrs. Leven. Pursuant to a voting agreement, Mrs. Leven has transferred voting power with respect to these shares to Mr. Leven. Mrs. Leven's business address is 13 Corporate Square, Suite 250, Atlanta, Georgia 30329, c/o U.S. Franchise Systems, Inc.

(13) Represents shares of Class B Common Stock that were originally designated as Unrestricted Shares under Mr. Leven's Old Stock Purchase Agreement, which were subsequently transferred to Mrs. Leven and which, pursuant to a voting agreement, are all voted by Mr. Leven.

(14) Consists of (i) 5,000 shares as to which Dr. Sonnenfeld has sole voting and investment power, (ii) stock options for 2,000 shares of Class A Common Stock at $13.50 per share which are fully vested, and (iii) stock options for 2,000 shares of Class A Common Stock at $10.00 per share which are fully vested.

(15) Consists of (i) 299,770 shares owned by Starwood Opportunity Fund II, L.P., a Delaware limited partnership whose general partner is Starwood Capital, which is indirectly controlled by Mr. Sternlicht, (ii) stock options for 2,000 shares of Class A Common Stock at $13.50 per share which are fully vested, and (iii) stock options for 2,000 shares of Class A Common Stock at $10.00 per share which are fully vested.

(16) Consists of (i) 5,000 shares as to which Mr. Romaniello has sole voting and investment power, (ii) 147,883 Unrestricted Shares, of which 88,730 shares must be voted in the same manner as Mr. Leven votes his shares and 59,153 shares which must be voted in the same manner as Mr. Aronson votes his shares, (iii) 40,333 Restricted Shares, of which 20,167 shares must be voted in the same manner as Mr. Leven votes his shares and 20,166 shares which must be voted in the same manner as Mr. Aronson votes his shares, (iv) stock options for 3,000 shares of Class A Common Stock at $13.50 per share which are fully vested and (v) stock options for 500 shares of Class A Common Stock at $8.13 per share which are fully vested.

(17) Consists of (i) 9,200 shares as to which Mr. Shaw has sole voting and investment power, (ii) 80,662 Unrestricted Shares, of which 48,397 shares must be voted in the same manner as Mr. Leven votes his shares and 32,265 shares which must be voted in the same manner as Mr. Aronson votes his shares, (iii) 26,887 Restricted Shares, of which 13,444 shares must be voted in the same manner as Mr. Leven votes his shares and 13,443 shares which must be voted in the same manner as Mr. Aronson votes his shares, (iv) stock options for 1,500 shares of Class A Common Stock at $13.50 per share which are fully vested, and (v) stock options for 250 shares of Class A Common Stock at $8.13 per share which are fully vested.

(18) Consists of (i) 2,099,775 shares owned by Meridian Associates, L.P. ("Meridian") and (ii) 22,447 shares owned by HSA Properties, Inc. ("HPI"), an affiliate of Meridian. Meridian's business address is 200 West Madison Street, Suite 3800, Chicago, Illinois 60606.

MANAGEMENT'S SHARES OF COMMON STOCK

    BACKGROUND. Messrs. Leven and Aronson are parties to certain agreements, described below, which among other things, govern the voting of, and impose forfeiture provisions upon, shares of Common Stock of the Company (some of which shares have since been repurchased by the Company and reissued to members of management).

    On October 5, 1995, Messrs. Leven and Aronson purchased 5,485,259 shares or 51% of the Class A Common Stock then outstanding for an aggregate purchase price of $567,245 or $0.1034 per share (the "Original Issue Price"). Twenty-five percent (25%) of such Class A Common Stock was acquired by Messrs. Leven and Aronson outright (i.e., without restriction on their ability to vote or receive dividends with respect to such shares and free of any risk of forfeiture), although a limited number of such shares could be repurchased from Messrs. Leven and Aronson and reissued to other employees under certain circumstances described below (the "Unrestricted Shares"). Immediately following such acquisition, Mr. Leven owned 15% and Mr. Aronson owned 10% of the then outstanding Class A Common Stock in the form of Unrestricted Shares. The remaining shares of Class A Common Stock acquired by Messrs. Leven and Aronson, representing 26% of such Class A Common Stock at the time of such acquisition, were subject to significant restrictions with respect to voting and dividend rights and substantial risks of forfeiture (the "Restricted Shares"), as described below. Mr. Leven and Mr. Aronson each acquired 13% of the then outstanding Class A Common Stock in the form of Restricted Shares. On August 23, 1996, the Board of Directors voted to amend the respective Employee Stock Purchase Agreements pursuant to which Messrs. Leven and Aronson purchased the Class A Common Stock (the "Old Stock Purchase Agreements") to eliminate the restrictions with respect to one-half of the Restricted Shares (the "1996 Amendment"). See "--1996 Amendment" below for a description of the amendment.

    RESALE OF SHARES TO OTHER MANAGEMENT. The Old Stock Purchase Agreements provide that Unrestricted Shares representing 5% of the Class A Common Stock then outstanding and Restricted Shares representing 6% of the Class A Common Stock then outstanding could be repurchased by the Company from Messrs. Leven and Aronson at the Original Issue Price and then reissued to other members of the Company's management at fair market value. As of April 1, 1999, a total of approximately 826,833 shares of outstanding Class A Common Stock have been repurchased from Messrs. Leven and Aronson and reissued to other members of management. By virtue of the 1996 Amendment, members of management who acquired these shares are required to vote those shares that are Restricted Shares, on a one vote per share basis, one-half in the same manner as Mr. Leven votes his shares and one-half as Mr. Aronson votes his shares. With respect to those shares that are Unrestricted Shares, the management holders continue to be required to vote 60% of such shares in the manner that Mr. Leven votes his shares and 40% in the manner that Mr. Aronson votes his shares. The Company's right to cause the redemption and reissuance of the remaining shares was eliminated by the 1996 Amendment. All shares which have been repurchased from Messrs. Leven and Aronson and reissued to other members of management pursuant to the Old Stock Purchase Agreements are subject to a vesting schedule, which provides that Unrestricted Shares vest over a five year period and Restricted Shares vest over a ten year period, in each case provided that the management employee remains employed by the Company (and with Restricted Shares subject to further vesting requirements based on the Company's performance). Any unvested shares that are forfeited upon the termination of such employment are to be repurchased by the Company and resold to Mr. Leven or Mr. Aronson, as the case may be (depending on who owned the shares originally), at the Original Issue Price. In the event any of such shares are forfeited and reissued to Messrs. Leven or Aronson at the Original Issue Price, the Company will recognize compensation expense for the difference between the Original Issue Price and the market value of the stock on the date such shares are repurchased by Messrs. Leven and Aronson. Upon such resale, the shares will continue as Unrestricted Shares or Restricted Shares in the same manner as had they not been so forfeited. As of April 1, 1999, 57,807 unvested shares have been repurchased by the Company but Messrs. Leven and Aronson have waived their rights to such shares.

    UNRESTRICTED SHARES. Following the 1996 Amendment, there are no restrictions on the Unrestricted Shares held by Messrs. Leven and Aronson and their permitted transferees, and such shares may not be repurchased from Messrs. Leven and Aronson and reissued to other members of management.

    RESTRICTED SHARES. The Old Stock Purchase Agreements imposed, and the Old Stock Purchase Agreements as amended by the 1996 Amendment (the "Amended Stock Purchase Agreements") impose substantial risks of forfeiture on Restricted Shares. Messrs. Leven and Aronson are entitled to vote all Restricted Shares (on a one vote per share basis), including Restricted Shares which have been reallocated to other members of management as provided above, prior to such shares being "earned" by the holders thereof, and to receive dividends thereon. See "--1996 Amendment."

    Under both the Old Stock Purchase Agreements and the Amended Stock Purchase Agreements, Restricted Shares become "Earned Shares" upon the Company's attaining certain performance criteria. However, notwithstanding that they have been "earned," Earned Shares (other than the Class A Common Stock that was deemed to have been earned by virtue of the 1996 Amendment) will be forfeited if the management holder of such shares (including either of Messrs. Leven or Aronson) resigns from his or her employment with the Company without "good reason" or is terminated for "cause" prior to the tenth anniversary of the date such shares were acquired by the holder thereof from the Company ("Termination Forfeiture"). See "--1996 Amendment."

    Pursuant to the 1996 Amendment, one-half of the Restricted Shares were deemed to be Unrestricted Shares.

    Under both the Old Stock Purchase Agreements and the Amended Stock Purchase Agreements, Earned Shares will be permanently vested (i.e., they will no longer be subject to Termination Forfeiture) on September 29, 2005. Any Restricted Shares that have not become Earned Shares by September 29, 2005 must be redeemed by the Company at the Original Issue Price and offered to the original investors (the "Original Investors") of the Company (other than Messrs. Leven and Aronson) pro rata at the Original Issue Price based on their original holdings of Old Common Stock. In addition, upon the occurrence of a Termination Forfeiture with respect to Mr. Leven or Mr. Aronson, such person's Restricted Shares must be redeemed by the Company and so offered to the Original Investors.

    Under both the Old Stock Purchase Agreements and the Amended Stock Purchase Agreements, if substantially all of the Company's stock or assets are transferred or sold, or upon a business combination, any remaining Restricted Shares will automatically become Unrestricted Shares to the extent that value for the entire Company indicated by the gross sale price in such transaction results in an internal rate of return to the Original Investors of at least 40% on a compounded annual basis (after taking into account the amount and timing of all distributions and payments received by such Original Investors from the Company, after considering Unrestricted and Earned Shares then held by Messrs. Leven and Aronson, and after giving effect to Restricted Shares that become Unrestricted Shares as a result of such transaction).

    1996 AMENDMENT. On October 30, 1996, the Company and Messrs. Leven and Aronson amended their respective Old Stock Purchase Agreements. The 1996 Amendment provided that (i) one-half of their Restricted Shares will be deemed to be Unrestricted Shares, notwithstanding the fact that certain performance criteria had not been met, (ii) their remaining Restricted Shares will become Earned Shares at the rate of 1/13 of all of the remaining number of Restricted Shares (including the Restricted Shares held by other members of management) for every $1,000,000 of annual Adjusted EBITDA of the Company (defined as earnings before interest, taxes, depreciation, amortization and other non-cash charges, adjusted to exclude one-time or non-recurring expenses or credits), but only after Adjusted EBITDA for a fiscal year equals or exceeds $14,000,000, (iii) the Unrestricted Shares held by Messrs. Leven and Aronson and by Mr. Leven's wife, including the Unrestricted Shares referred to in clause (i) above, will be shares of Class B Common Stock (with ten votes per share), (iv) the remaining Restricted Shares held by Messrs. Leven and Aronson will be Class A Common Stock (with one vote per share), including if and when such shares become Earned Shares, and will continue to be subject to Termination Forfeiture, (v) Messrs. Leven and Aronson will have the right to vote their Restricted Shares and to receive dividends, if any, declared thereon before they become Earned Shares,
(vi) no additional shares will be repurchased from Messrs. Leven and Aronson and reissued to other members of management and (vii) in calculating Adjusted EBITDA for any given year, there generally shall be subtracted 10% of the consideration paid by the Company in connection with any future acquisitions by the Company and/or its subsidiaries of another corporation or other entity. As part of the 1996 Amendment, one-half of the Restricted Shares previously allocated to other members of management were also be deemed to be Unrestricted Shares. Such shares, representing approximately 1.2% of the Class A Common Stock outstanding as of April 1, 1999, will be voted by the management holders thereof 60% in the same manner that Mr. Leven votes his shares, and 40% in the same manner that Mr. Aronson votes his shares. As to any Restricted Shares still held by such management holders, 50% of such shares will be voted by the management holders thereof in the same manner that Mr. Leven votes his shares and 50% will be voted in the same manner Mr. Aronson votes his shares.

    CERTAIN OTHER AGREEMENTS RELATING TO COMMON STOCK. In connection with the Hawthorn merger, Hawthorn Suites Associates, HPI, Michael A. Leven, Neal K. Aronson and the Company entered into a shareholders agreement (the "HSA Shareholders Agreement"). Pursuant to the HSA Shareholders Agreement, the Pritzker family related entities parties thereto have agreed, subject to certain exceptions, not to, directly or indirectly, offer, sell, exchange, pledge, hypothecate, encumber, transfer, assign or otherwise dispose of all but 100,000 of the shares of Class A Common Stock received by them in the Hawthorn merger until March 12, 2000. In addition, pursuant to the HSA Shareholders Agreement such entities have agreed to certain standstill provisions on customary terms with respect to the acquisition of additional shares of Common Stock, and have been granted certain tag-along rights on customary terms in connection with sales of Common Stock by Mr. Leven or Mr. Aronson and certain other holders of Common Stock and have been granted certain demand registration rights and piggy-back registration rights on customary terms.

    In connection with the establishment of Constellation Development Fund, LLC (the "Development Fund"), the Company issued shares of Class A Common Stock to Lubert-Adler Real Estate Opportunity Funds, L.P. (together with its affiliates, "Lubert-Adler") and NorthStar, and entered into a Registration and Tag-Along Rights Agreement with Lubert-Adler, NorthStar, Mr. Leven and Mr. Aronson. Pursuant to this agreement, Lubert-Adler and NorthStar have been granted certain tag-along rights on customary terms in connection with sales of Common Stock by Mr. Leven or Mr. Aronson and have been granted certain demand registration rights and piggy-back registration rights on customary terms. NorthStar and Lubert-Adler also have the right to purchase up to an additional 500,000 shares of Class A Common Stock, exercisable on a pro-rata basis within 18 months of the commitment of the Development Fund's capital at a price of $11.25 per share. As of April 9, 1999, based on the amount of capital committed to date, NorthStar and Lubert-Adler have vested rights to purchase 175,000 and 25,000 shares of Class A Common Stock, respectively.

    In connection with the acquisition of Best Inns on April 28, 1998, the Company entered into a Registration Rights Agreement with Alpine Equities, Mr. Leven and Mr. Aronson. Pursuant to this agreement, Alpine Equities has been granted certain tag-along rights in connection with sales of Common Stock by Mr. Leven or Mr. Aronson and has been granted certain demand registration rights and piggy-back registration rights on customary terms.

    In connection with a letter agreement with an unaffiliated hotel developer, the Company agreed to issue up to $900,000 in shares of Class A Common Stock in the future, at a price per share based upon the closing price of the Class A Common Stock on the date of issuance upon such developer's achieving certain milestones for opening USFS branded hotels.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of ten directors. The Company's By-Laws provide that the Board of Directors shall consist of seven members, or such other number as may be fixed from time to time by the Board of Directors. The number of directors has been set at ten by the Board. The Board of Directors recommends the election of the ten nominees listed below.

    Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than ten nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the ten nominees standing for election. Management of the Company has no reason to believe that any nominee will not serve if elected.

    Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

    MICHAEL A. LEVEN. Mr. Leven, age 61, has been Chairman, President and Chief Executive Officer of the Company since October 1995. From October 1990 to September 1995, Mr. Leven was President and Chief Operating Officer for Holiday Inn Worldwide in Atlanta, Georgia. From April 1985 to May 1990, he was President and Chief Operating Officer of Days Inn of America, Inc. in Atlanta, Georgia. Mr. Leven is a Director of Starwood Lodging Trust, one of the nation's largest hotel REITs, and Lodgian, Inc., a publicly traded hotel and resort company which owns and manages a portfolio of hotels. Mr. Leven is also a member of the Board of Governors of the American Red Cross, a Director and Chairman of the Biomedical Services Board of the American Red Cross, a Trustee of National Realty Trust, the largest franchisee of Coldwell Banker Corporation and a member of The Board of Directors of both The Fourth Network, a private company which provides Internet services to the hotel industry, and The Chief Executive Leadership Institute, a non-profit leadership school. Mr. Leven is an uncle of Mr. Aronson.

    NEAL K. ARONSON. Mr. Aronson, age 34, has been Executive Vice President and Chief Financial Officer of the Company since October 1995. Mr. Aronson was founding partner of Growth Capital Partners in New York, New York, and was with the partnership from September 1994 to October 1995. From December 1993 to September 1994, he was a Managing Director of Rosecliff, Inc., a private equity investment group in New York, New York. From January 1992 to December 1993, he was a principal of Odyssey Partners, L.P. in New York, New York. From June 1989 to December 1991, Mr. Aronson was a principal of Acadia Partners, L.P. in New York, New York. Mr. Aronson is a nephew of Michael A. Leven. Mr. Aronson has served as a director of the Company since September 1995.

    STEVEN ROMANIELLO. Mr. Romaniello, age 32, has been Executive Vice President, Franchise Sales and Administration of the Company since January 1999. From October 1996 through December 1998, Mr. Romaniello served as Executive Vice President, Franchise Sales and Development of the Company. From October 1995 through September 1996, he served as Senior Vice President, Franchise Sales and Development of the Company. From March 1991 through September 1995, Mr. Romaniello was Vice President, Franchise Sales and Services for Holiday Inn Worldwide in Atlanta, Georgia. From December 1988 to March 1991 he was Regional Vice President, Franchise Sales for Days Inn of America, Inc. in Atlanta, Georgia and in Boston, Massachusetts. Mr. Romaniello has served as a director of the Company since March 1998.

    DEAN S. ADLER. Mr. Adler, age 42, is currently a principal of Lubert-Adler Partners, L.P., a private equity group specializing in the acquisition of real estate and operating companies. From 1988 to 1996, Mr. Adler was a principal and Managing Director of private equity investments for CMS Companies ("CMS"), a Philadelphia based investment firm that manages approximately $1.7 billion of assets. Mr. Adler is a member of the Board of Directors of the Lane Company, which specializes in management and development of multifamily housing, Developers Diversified, a leading shopping center REIT, RMS Technologies, a leading provider of information technology services to federal and other governmental institutions, and Transworld Entertainment, a New York Stock Exchange, Inc. listed company which owns music retail stores. Mr. Adler has served as a director of the Company since October 1996.

    IRWIN CHAFETZ. Since 1990, Mr. Chafetz, age 63, has been the President and a Director of Interface Group-Massachusetts, Inc., a privately held company that owns and operates GWV International, New England's largest charter vacation tour operator. From 1982 until April 1995, Mr. Chafetz was a Vice President and Director of the Interface Group-Nevada, Inc., which owned and operated COMDEX, a computer trade show that is the largest American trade show. From 1989 to 1995, Mr. Chafetz was also a Vice President and a Director of Las Vegas Sands, Inc., which owned the Sands Hotel and Casino in Las Vegas and the adjacent Sands Expo and Convention Center. From 1984 to 1990, Mr. Chafetz was President of Five Star Airlines, a charter air carrier owning and operating Lockheed L-1011 aircraft. Mr. Chafetz is a director of Back Bay Restaurant Group, a publicly held Nasdaq listed company. Mr. Chafetz has served as a director of the Company since September 1995.

    DOUGLAS G. GEOGA. Since 1994, Mr. Geoga, age 43, has been President of Hyatt Hotels Corporation, operator of Hyatt Hotels & Resorts in the United States, Canada and the Caribbean. From 1983 to 1994, Mr. Geoga held various positions with Hyatt Development Corporation, the development/transactional arm of the Hyatt chain domestically, most recently as its Executive Vice President. Mr. Geoga is a director of United Way of Suburban Chicago, a trustee of the Educational Institute of the American Hotel & Motel Association ("AH&MA"), immediate past chairman of the Government Affairs Committee of the AH&MA, a director of the National Tourism Organization, Inc., and a director of various closely-held companies affiliated with Hyatt. Mr. Geoga has served as a director of the Company since March 1998.

    RICHARD D. GOLDSTEIN. Since 1990, Mr. Goldstein, age 47, has been a Managing Director and then a Senior Managing Director of Alpine Capital Group Inc., a specialized investment-merchant banking firm located in New York, and related entities. Prior to joining Alpine, Mr. Goldstein was a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Goldstein serves as a director of On Command Corporation, a NASDAQ company, and various portfolio companies of Alpine. Mr. Goldstein is also a trustee and member of the Executive Committee of the Queens College Foundation, Trustee of the North Shore Long Island Jewish Health System and Chairman of the Corporate Advisory Board of the State University of New York at Stony Brook. Mr. Goldstein has served as a director of the Company since September 1995.

    DAVID T. HAMAMOTO. Mr. Hamamoto, age 39, is a co-Chief Executive Officer of NorthStar, having co-founded the firm in July 1997. At NorthStar, Mr. Hamamoto has overseen the investment of more than $1 billion of equity in real estate assets and operating companies with an aggregate cost exceeding $2 billion. Prior to founding NorthStar, Mr. Hamamoto initiated the effort in 1998 to build a real estate principal investment business at Goldman, Sachs & Co. under the auspices of the Whitehall Funds, and was a co-head of the Whitehall Funds and a partner at Goldman, Sachs & Co. from 1994 to 1997. Mr. Hamamoto is a director of Emeritus Corporation, one of the largest publicly traded owners and operators of assisted living facilities. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Hamamoto has served as a director of the Company since March 1998.

    JEFFREY A. SONNENFELD. Dr. Sonnenfeld, age 45, currently serves as the Chairman and President of The Chief Executive Leadership Institute, a non-profit educational organization. From 1989 to 1997, Dr. Sonnenfeld was a Professor of Organization and Management at the Robert C. Goizueta Business School of Emory University in Atlanta, Georgia, where he was the Director of the Center for Leadership and Career Studies. Previously, Dr. Sonnenfeld was at Harvard University for 18 years, serving as a Professor at the Harvard Business School for 10 years. Dr. Sonnenfeld has published five books and numerous articles in the areas of CEO leadership, top management, executive development and corporate governance. Dr. Sonnenfeld serves on the board of Magellan Health Services, 360 Communications, the National Council on the Aging, the Governors Personnel Oversight Commission in Georgia, and has served on additional boards such as Mosley Securities Corporation and Norwegian Cruise Lines. Dr. Sonnenfeld has served as a director of the Company since October 1996.

    BARRY S. STERNLICHT. Since 1993, Mr. Sternlicht, age 38, has been the President and Chief Executive Officer of Starwood Capital Group, LLC, a real estate investment firm that he founded in 1991. Mr. Sternlicht is the Chairman of the Board and Chief Executive Officer of Starwood Hotels and Resorts, one of the nation's largest hotel REITs, and is the Chairman of Starwood Mortgage Trust. Mr. Sternlicht also serves on the Board of Directors of Channel 13, a public television station. Mr. Sternlicht has served as a director of the Company since September 1995.

    Except as disclosed above, there are no family relationships between any director or executive officer and any other director or executive officer of the Company.

AGREEMENTS REGARDING BOARD POSITIONS

    Pursuant to the terms of the HSA Shareholders Agreement as amended, entered into in connection with the March 1998 Hawthorn merger transaction, subject to Meridian and HPI and/or their affiliates together owning more than 1,100,000 million shares of Common Stock of the Company (as adjusted for stock splits, reverse stock splits, reclassifications and other similar transactions or adjustments), Meridian and HPI may propose a nominee for director of the Company and the Company will use its best efforts to cause such nominee's election. Pursuant to the terms of the HSA Shareholders Agreement, HPI and Meridian nominated, and the Board of Directors of the Company elected, Mr. Geoga to the Board of the Company. At such time that a successor to Mr. Geoga no longer is a director of the Company, Meridian and HPI may propose to the Company as a nominee for election as a director of the Company a person who (i) has recognized standing in the business community, (ii) is not a former director, officer or employee of the Company and (iii) does not have a conflict of interest with the Company and is at such time either the President of Hyatt Hotels Corporation or a person who is otherwise reasonably acceptable to the Company.

    Pursuant to a Management Services Agreement between the Company and Constellation Development Fund, LLC, the Company agreed to use its best efforts to elect Mr. Hamamoto to the Board of the Company. Mr. Hamamoto was elected to the Board on March 16, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that a Form 4 filing relating to two transactions made by David E. Shaw Sr., the Company's Executive Vice President- Administration, was filed six days late.

    Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company has adopted a policy requiring all Section 16 reporting persons to report to the Associate General Counsel of the Company if any transactions in the Company's securities occurred during the previous month.

         MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors held four meetings during the year ended December 31, 1998. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors. The Company's Board of Directors has three standing committees--the Audit Committee, the Compensation Committee and the Stock Option Committee.

    The Audit Committee presently consists of Richard D. Goldstein and Dean S. Adler, outside directors of the Company. The functions of the Audit Committee include (i) the review of the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors; (ii) the review, in consultation with the independent auditors and the Company's chief internal auditor, of the plan and results of the annual audit and the adequacy of the Company's internal accounting controls; (iii) the review, in consultation with management and the independent auditors, of the Company's annual financial statements and the results of each external audit; and (iv) the review, in consultation with the Company's independent auditors and the Company's principal financial officer and principal accounting officer, of the auditing and accounting principles and practices to be used in the preparation of the Company's financial statements. The Audit Committee has the authority to consider the qualification of the Company's independent auditors and make recommendations to the Board of Directors as to their selection, and review and resolve any differences of opinion between such independent auditors and management relating to the preparation of the annual financial statements. The Audit Committee held two meetings during 1998.

    The Compensation Committee presently consists of Michael A. Leven, Irwin Chafetz and Jeffrey A. Sonnenfeld. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and establishing the targets that determine performance bonuses payable to the Company's officers. The Compensation Committee held two meetings during 1998.

    The Stock Option Committee presently consists of Barry S. Sternlicht, Irwin Chafetz and Jeffrey A. Sonnenfeld, outside directors of the Company. The Stock Option Committee has been assigned the functions of administering the Company's 1996 Amended and Restated Stock Option Plan and granting options thereunder. The Stock Option Committee held four meetings during 1998.

    The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director by complying in all respects with the requirements for director nominations set forth in the Company's By-Laws.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are as follows:

NAME                             AGE      POSITION HELD
---------------------------      ---      -------------------------------------------------------------------------------
Michael A. Leven                     61   Chairman of the Board and Chief Executive Officer
Neal K. Aronson                      34   Executive Vice President, Chief Financial Officer and Director
Steven Romaniello                    32   Executive Vice President--Franchise Sales and Administration and Director
David E. Shaw, Sr.                   56   Executive Vice President--Administration

    Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. Executive officers will devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Michael A. Leven, Neal K. Aronson and Steven Romaniello.

    DAVID E. SHAW, SR. Mr. Shaw has been Executive Vice President, Administration of the Company since October 1995. From January 1991 to September 1995 he was Vice President of Operations Administration for Holiday Inn Worldwide in Atlanta, Georgia. From July 1990 to January 1991, Mr. Shaw was Executive Vice President, Administration for Hospitality Franchise Systems, Inc. (now known as Cendant Corporation) in Wayne, New Jersey.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information for the fiscal years ended December 31, 1998, 1997 and 1996 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                                      LONG TERM
                                                                                 ANNUAL COMPENSATION                 COMPENSATION
                                                                    ----------------------------------------------   ------------
                                                                                                        OTHER         NUMBER OF
                             NAME AND                                                                  ANNUAL          OPTIONS
                        PRINCIPAL POSITION                           YEAR       SALARY    BONUS    COMPENSATION(1)     AWARDED
------------------------------------------------------------------  ------     --------  --------  ---------------   ------------
Michael A. Leven..................................................    1998     $400,735  $263,284      $38,044              --
Chairman of the Board,                                                1997      389,063   184,725       37,971              --
President and Chief Executive                                         1996      375,000   140,497       33,327              --
Officer

Neal K. Aronson...................................................    1998     $213,725  $145,000      $11,619              --
Executive Vice President and                                          1997      207,500    92,363       11,588              --
Chief Financial Officer                                               1996      200,000    70,298       11,517              --

David E. Shaw, Sr.................................................    1998     $158,145  $     --      $ 2,430              --
Executive Vice President--                                            1997      155,625    25,000        2,384           1,000
Administration                                                        1996      150,000    25,000        2,316           3,000

Steven Romaniello.................................................    1998     $ 82,500  $634,393      $ 2,430          57,807
Executive Vice President--                                            1997      110,000   265,200        2,384           2,000
Franchise Sales and                                                   1996      101,667   213,600        2,316           6,000
Administration

James Darby.......................................................    1998(2)  $154,500  $ 34,051      $ 2,430              --
Former Executive Vice                                                 1997      142,708    22,000        2,384          27,000
President--Franchise Operations

------------------------

(1) Includes life insurance, health insurance, long-term disability insurance, automobile allowance and/or long-term home care.

(2) Mr. Darby resigned from the Company, effective December 1, 1998.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Messrs. Leven and Aronson, the material terms of which are described below.

    MICHAEL A. LEVEN. Mr. Leven's employment agreement with the Company provides for his employment as Chairman of the Board of Directors, President and Chief Executive Officer of the Company for a ten year term expiring on September 30, 2005. Mr. Leven is entitled to a base salary of at least $375,000 per year, subject to annual cost of living increases and other annual increases determined by the Company based on the performance of Mr. Leven and the Company and on prevailing economic circumstances.

    Certain insurance benefits, if available on commercially reasonable terms, are to be provided to Mr. Leven under his Employment Agreement, including term life insurance in the amount of $1,500,000, executive health, dental and medical insurance, long term disability and long term home care. The Company has obtained all of the foregoing benefits for Mr. Leven. In addition, Mr. Leven is entitled to a monthly automobile allowance in the amount of $1,000.

    Mr. Leven's employment agreement provides for a performance bonus of (i) $1,000 for each franchise agreement executed in a given Year (defined as each 12 month period commencing October 1st and ending on September 30th of each year during the term of such agreement) up to 150 franchise agreements and (ii) $2,000 for each franchise agreement above the first 150 franchise agreements entered into in a given Year.

    Mr. Leven's employment agreement also contains confidentiality provisions that prohibit him from disclosing Company trade secrets at any time in the future and from disclosing any confidential information relating to the Company for a period extending five years after the termination of his employment agreement. In addition, the agreement contains non-competition provisions that prohibit Mr. Leven from competing in the franchising business generally and in the business of franchising, operating or managing of hotels and motels for a period of five years following the termination of his employment for "cause" or his resignation without "good reason." The enforceability of these non-disclosure and non-competition provisions under Georgia law, which governs Mr. Leven's agreement, is uncertain.

    In addition to allowing Mr. Leven to resign at any time for "good reason," his employment agreement provides that, after the first five years of such agreement and provided the redeemable preferred stock sold to Mr. Leven has been redeemed, Mr. Leven may resign at any time upon six months notice. If his resignation is without "good reason," the Company is required to pay Mr. Leven only his base salary, unused vacation time, and performance bonus actually earned through the effective date of resignation. The employment agreement further provides that if Mr. Leven resigns without good reason during the first five years, he will not be liable for any consequential damages or damages for loss of economic opportunity or profits to the Company. If Mr. Leven resigns for "good reason," or if his employment is terminated "without cause," he is entitled to severance pay in accordance with the terms of his employment agreement. For the purpose of Mr. Leven's employment agreement, "good reason" includes, but is not limited to, the failure to elect and continue Mr. Leven's membership on the Board of Directors of the Company or his involuntary relocation outside of Atlanta, Georgia. In addition, pursuant to the Company's By-Laws, Mr. Leven's employment agreement may not be terminated without the approval of 75% of the Board of Directors (excluding Mr. Leven). Except as noted above concerning Mr. Leven's right to resign for "good reason" if he is not re-elected to the Board, Mr. Leven's employment agreement does not contain any change of control provisions.

    NEAL K. ARONSON. Mr. Aronson's employment agreement, pursuant to which he serves as Chief Financial Officer of the Company, is substantially similar to Mr. Leven's agreement, except that (i) his base salary is $200,000 per year,
(ii) the term life insurance benefit is $500,000, (iii) his automobile allowance is $750 per month, (iv) the bonus is $500 for each franchise agreement executed within a Year (as defined above) up to 150 franchise agreements, and $1,000 for each agreement executed in any Year in excess of 150 and (v) Mr. Aronson is not entitled to receive long-term disability or long-term home care insurance coverage from the Company. Pursuant to the Company's By-Laws, Mr. Aronson's employment agreement may not be terminated without the approval of 75% of the Board of Directors (excluding Mr. Aronson). Mr. Aronson's employment agreement does not contain any change of control provisions.

    See "Security Ownership Of Certain Beneficial Owners and
Management--Management's Shares of Common Stock" as to the effect of termination of employment on the Class A Common Stock held by Messrs. Leven and Aronson.

COMPENSATION OF DIRECTORS

    On October 24, 1996 each non-employee director of the Company received an option to purchase 2,000 shares of Class A Common Stock exercisable at a price of $13.50 per share. In addition, each non-employee director of the Company receives an automatic grant of options to purchase 2,000 shares of Class A Common Stock on January 1st of each calendar year, commencing on January 1, 1998 and each new non-employee director shall receive a grant of options to purchase 2,000 shares of Class A Common Stock on the date such person becomes a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors is currently comprised of Michael A. Leven, Irwin Chafetz and Jeffrey A. Sonnenfeld. With the exception of Mr. Leven, who serves as Chairman of the Board, President and Chief Executive Officer of the Company, none of the members of the Compensation

Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1998. There were no material transactions between the Company and any of the members of the Compensation Committee during fiscal 1998.

    Michael A. Leven, the Chairman of the Board and Chief Executive Officer of the Company, serves as a director of Starwood Lodging Trust and also serves on its Compensation Committee. Barry S. Sternlicht, a director of the Company, serves as Chairman of the Board of Starwood Lodging Trust.

    Mr. Leven serves as a director of The Chief Executive Leadership Institute, a non-profit leadership school. Jeffrey A Sonnenfeld, a director of the Company, serves as Chairman and President of The Chief Executive Leadership Institute.

STOCK OPTION PLANS

    1996 STOCK OPTION PLAN. On September 27, 1996, the Board of Directors of USFS adopted, subject to the approval of its stockholders, the U.S. Franchise Systems, Inc. 1996 Stock Option Plan (the "Option Plan"). USFS's stockholders approved the Option Plan on October 11, 1996. By virtue of the Hawthorn merger, the Option Plan was assumed by the Company. The Option Plan was amended to increase the number of shares available for grant thereunder from 325,000 to 725,000 by the Board of Directors on April 24, 1998 and approved by the Company's shareholders on June 26, 1998. The purpose of the Option Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional officers and other key employees of the Company and its subsidiaries, and consultants, advisors and others whose skills would be an asset to the Company or any of its subsidiaries; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. Any officer or other key employee of the Company or any of its subsidiaries who is not a member of the committee that administers the Option Plan (the "Option Committee") shall be eligible to participate under the Option Plan. The Option Plan authorizes the grant of awards to participants of a maximum of 725,000 shares of the Company's Class A Common Stock, which maximum number is subject to adjustment in certain circumstances to prevent dilution or enlargement.

    DIRECTORS PLAN. On September 27, 1996, the Board of Directors of USFS adopted, subject to the approval of the its stockholders, the U.S. Franchise Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The Directors Plan was approved by USFS's stockholders on October 11, 1996. By virtue of the Hawthorn merger, the Directors Plan was assumed by the Company. The purpose of the Directors Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of Shares by non-employee directors of the Company and to help the Company secure and retain the services of such non-employee directors. The Directors Plan is intended to be a self-governing formula plan. To this end, the Directors Plan requires minimal discretionary action by any administrative body with regard to any transaction under the Directors Plan. To the extent, if any, that questions of administration arise, such issues will be resolved by the Board of Directors. Eligible persons under the Directors Plan are directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors"). A maximum of 125,000 shares of Class A Common Stock has been reserved by the Company for issuance pursuant to options under the Directors Plan, which number is subject to adjustment in certain circumstances in order to prevent dilution or enlargement. On October 24, 1996, each Outside Director was granted an option to purchase 2,000 shares of Class A Common Stock. Thereafter, each person who is an Outside Director as of January 1st of each calendar year beginning January 1, 1998 and each person who becomes an Outside Director during the term of the Directors Plan shall receive an option to purchase 2,000 shares of Class A Common Stock as of such date. All options granted under the Directors Plan shall be "nonqualified" stock options subject to the provisions of Section 83 of the Code.

    The following table provides certain information concerning individual grants of stock options under the Company's Option Plan made during the year ended December 31, 1998 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                                       ----------------------------------------------
                                                                   % OF                                  POTENTIAL REALIZABLE VALUE
                                                                   TOTAL                                             AT
                                                                  OPTIONS                                 ASSUMED ANNUAL RATES OF
                                                                  GRANTED                                          STOCK
                                                                    TO       BASE PRICE                    PRICE APPRECIATION FOR
                                                       OPTIONS   EMPLOYEES   EXERCISE OR                       OPTION TERM(1)
                                                       GRANTED   IN FISCAL     ($ PER      EXPIRATION   ----------------------------
NAME                                                     (#)       YEAR        SHARE)         DATE         0%        5%       10%
-----------------------------------------------------  --------  ---------   -----------   ----------   --------  --------  --------
Michael A. Leven.....................................        --      --             --           --           --        --        --
Neal K. Aronson......................................        --      --             --           --           --        --        --
David E. Shaw, Sr....................................        --      --             --           --           --        --        --
Steven Romaniello....................................  20,166(2)    6.2       $      0.1034  6/29/05    $159,243  $224,920  $312,297
                                                        6,720(2)    2.1       $      0.11375  6/29/05   $ 52,996  $ 74,881  $103,999
                                                       18,824(3)    5.8       $      0.1034  6/29/05    $148,646  $209,952  $291,515
                                                       12,097(4)    3.7       $      0.11375  6/29/05   $ 95,400  $134,798  $187,213
James Darby..........................................        --      --             --           --           --        --        --

------------------------
(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Class A Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Class A Common Stock.

(2) Represents performance stock options which will vest and become exercisable only if, when and to the extent the Company attains certain pre-established EBITDA goals (i.e., earnings before consolidated interest, taxes, depreciation, amortization and other non-cash charges, adjusted to exclude one-time non-recurring expenses or credits and certain other specified items) established by the Option Committee, subject to accelerated vesting in full in the event of a change of control of the Company. The closing price of the Company's common stock on the date these options were granted was $8.00 per share.

(3) Options vest as follows: (i) 5% (941 shares) on June 29, 2000; (ii) 45% (8,471 shares) on June 29, 2001; and (iii) 50% (9,412 shares) on June 29, 2002.

(4) Options vest as follows: (i) 5% (605 shares) on June 29, 2000; (ii) 45% (5,444 shares) on June 29, 2001; and (iii) 50% (6,048 shares) on June 29, 2002.

    The following table provides certain information concerning the value of unexercised options held by the Named Executive Officers under the Company's Option Plan as of December 31, 1998. No stock options were exercised by the Named Executive Officers and there were no SARs outstanding during fiscal 1998.

                                                                                                           VALUE OF UNEXERCISED
                                                                             NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                                    OPTIONS                  OPTIONS AT FISCAL
                                                                              AT FISCAL YEAR END               YEAR-END (A)
                                                                          ---------------------------   ---------------------------
NAME                                                                      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------  -----------   -------------   -----------   -------------
Michael A. Leven........................................................        --             --             --              --
Neal K. Aronson.........................................................        --             --             --              --
David E. Shaw, Sr.......................................................     1,750          2,250         $  438        $  1,313
Steven Romaniello.......................................................     3,500         83,307         $  875        $567,586
James Darby.............................................................     6,500          6,500         $2,000        $  2,000

------------------------

(a) Dollar values were calculated by determining the difference between the closing price of the Class A Common Stock on December 31, 1998 as reported on the Nasdaq National Market ($9.88 per share) and the exercise price of the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS ENTERED INTO IN CONNECTION WITH THE DEVELOPMENT FUND

    Dean S. Adler, a director of the Company, is a principal of the entity that controls Lubert-Adler. Irwin Chafetz, a director of the Company, is an investor in Lubert-Adler. In connection with the formation of the Development Fund, the Company sold 62,500 shares of Class A Common Stock to Lubert-Adler for $703,000 at a price per share of $11.25 per share on March 17, 1998. The closing price of the Class A Common Stock on March 17, 1998, as reported on the Nasdaq National Market, was $13.00 per share, resulting in a discount of $109,375 to Lubert-Adler. In addition, Lubert-Adler was issued the right to acquire an additional 62,500 shares of Class A Common Stock, exercisable on a pro rata basis within 18 months of the commitment of the Development Funds's capital, at an exercise price of $11.25 per share. The purchase price for the shares of Class A Common Stock issued to Lubert-Adler and the exercise price for the additional shares were negotiated on an arm's-length basis between the Company and NorthStar, a participant in the Development Fund. Lubert-Adler was provided the opportunity to acquire shares of Class A Common Stock and the right to acquire the additional shares on a pro rata basis with NorthStar in connection with the respective commitments of each to the formation of the Development Fund. The Company will also be paid approximately $3.5 million over the first five years to manage the Development Fund.

    Richard D. Goldstein, a director of the Company, is an Executive Vice President and a Senior Managing Director of the general partner of Alpine Equity Partners L.P., an entity that is a member of Alpine Rockport LLC ("Rockport"). Rockport is a member of three entities which have entered into certain financing arrangements with an affiliate of the Development Fund for the construction of three Microtel projects. Rockport or its affiliates have also entered into franchise and management agreements with the Company relating to the three aforementioned Microtel projects. The Company considers the terms of the franchise, management and financing arrangements with Rockport and its affiliates to be commercially reasonable and reflective of standard agreements that the Company generally executes with third parties.

TRANSACTIONS ENTERED INTO IN CONNECTION WITH THE BEST INNS ACQUISITION

    Richard D. Goldstein, a director of the Company, is an Executive Vice President and a Senior Managing Director of the general partner of Alpine Equity Partners L.P., the entity that indirectly owns and controls a majority of Alpine Hospitality Ventures LLC ("Ventures") and Alpine Equities, an affiliate of Ventures. As part of the acquisition of Best Inns on April 28, 1998, the Company entered into, directly and indirectly, a number of transactions with Ventures and Alpine Equities. Ventures purchased 17 Best Inns Hotels (the "Acquired Hotels") for a total purchase price of $84 million. In connection with Ventures' acquisition of these hotels, the Company made a $15 million unsecured subordinated loan to Ventures at interest rate of 12% per annum, interest on which will be paid in cash to the extent of available cash and otherwise will be paid-in-kind. In addition, the Company committed to make up to $7.5 million of additional loans to Ventures under certain circumstances at an interest rate and upon other terms that substantially similar to Ventures' or its subsidiaries' third-party indebtedness at such time. In connection with Ventures' acquisition of these hotels, the Company entered into the following additional transactions with Ventures and Alpine Equities: (i) the Company issued 350,000 shares (the "Alpine Shares") of Class A Common Stock to Alpine Equities for a cash purchase price of $1.6 million and granted to Alpine Equities certain demand and piggy-back registration rights on customary terms as well as certain tag-along rights, (ii) the Company entered into a management contract and franchise agreements with Ventures relating to the 17 Acquired Hotels, and (iii) the Company agreed to pay to Alpine Equities $1,000 per year for each Best Inns hotel that is added to the USFS system of hotels after the closing date of the transaction (the "New Hotel Fee"). The terms of the sale of the Alpine Shares, the management contract and the franchise agreements and the New Hotel Fee were all substantially similar to the terms the Company had contemplated in negotiations with Highend Hospitality Partners, LLC ("Highend"), a third party buyer with whom the Company had previously been negotiating to acquire the 17 Acquired Hotels. To the Company's knowledge, no officer, director or 5% or greater shareholder of the Company has any ownership interest in Highend.

MISCELLANEOUS

    To date, the Company has invested $6,237 in the general partner of Equity Partners, L.P., a limited partnership which invests from time to time in certain entities which own Microtel and Hawthorn Suites hotels. Dean Adler, a director of the Company, owns a profits interest in CMS Entrepreneurial Associates, L.P., one of the limited partners of Equity Partners, L.P.

    Howard and Lawrence Chafetz, sons of Irwin Chafetz, a director of the Company, have established certain limited liability companies to acquire and operate Microtel and Best Inn hotels. To date, the limited liability companies have entered into four franchise agreements and one management agreement with the Company, and have opened one Microtel and one Best Inn.

    Mr. Leven's sons, Jonathan Leven and Robert Leven, were employed by the Company during 1998 and received total compensation of $135,712.74 and $118,375.96, respectively. Mr. Aronson's brother, Stephen Aronson, was employed by the Company during 1998 and received total compensation of $95,011.36.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Class A Common Stock against the cumulative total return of the Nasdaq Stock Market Index and the S&P Lodging--Hotels Index for the period commencing on October 25, 1996 (the date of the Company's initial public offering of Class A Common Stock) and ending December 31, 1998 (the "Measuring Period"). The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 on October 25, 1996. The change in cumulative total return is measured by dividing
(1) the sum of (i) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (2) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
          U.S. FRANCHISE SYSTEMS, INC., NASDAQ STOCK MARKET INDEX AND
                           S&P LODGING--HOTELS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    U.S. FRANCHISE SYSTEMS   NASDAQ STOCK MARKET INDEX    S&P LODGING-HOTELS INDEX
October 25, 1996                      $100                          $100                       $100
December 31, 1996                      $75                          $106                        $90
December 31, 1997                      $74                          $130                       $126
December 31, 1998                      $73                          $183                       $103

   ASSUMES $100 INVESTED ON OCTOBER 25, 1996 IN U.S. FRANCHISE SYSTEMS, INC.
              CLASS A COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                           S&P LODGING--HOTELS INDEX

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    During the year ended December 31, 1998, the Compensation Committee of the Board of Directors was responsible for: (i) setting the Company's compensation philosophy and policies; (ii) setting the terms and the administration of compensation plans for officers of the Company; (iii) review and approval of pay recommendations for the executive officers of the Company; and (iv) initiation of all compensation actions for the Chief Executive Officer of the Company.

    The Company's compensation policies have been designed to align the financial interests of the Company's management with those of its stockholders, and reflect the nature of the Company by taking into account the Company's operating environment and the expectations for growth and future profitability. Compensation for each of the Company's executive officers consists of a base salary, discretionary performance bonus and, in some cases, stock options. The Company does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to the Company's 401(k) Plan.

    The Compensation Committee's philosophy is that a significant portion of an executive's compensation should be based directly upon performance bonuses. The Compensation Committee believes that providing executives with cash bonuses based on the performance of the Company as well as with the opportunities to acquire significant stakes in the growth and prosperity of the Company, while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

    At least annually, the members of the Compensation Committee review salary recommendations for the Company's executives and then approve such recommendations, with any modifications they deem appropriate. The annual salary recommendations are made based on evaluations of the individual executive's past and expected future performance. Although the base compensation of the Chief Executive Officer and of the Chief Financial Officer are set by the terms of employment agreements entered into with such executive officers, the Board may adjust the base salary of the Chief Executive Officer and the Chief Financial Officer based on a review of such officers overall compensation packages and the Compensation Committee's assessment of their past performance and its expectation as to future performance on behalf of the Company.

    The members of the Compensation Committee also determine, based upon discussions with management, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer and the Chief Financial Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue and market penetration, as well as improvements in operating efficiencies. The assessment of performance achievement is considered in relation to the maximum normal bonus opportunity, which is paid for achieving outstanding levels of performance. The annual performance bonus to be paid to the Chief Executive Officer and the Chief Financial Officer is set by the terms of their respective employment agreements. See "Executive Compensation--Employment Agreements."

    The Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                Michael A. Leven
                                 Irwin Chafetz
                             Jeffrey A. Sonnenfeld

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AND THE STOCKHOLDER RETURN PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP has served as independent auditors of the Company for the fiscal year ended December 31, 1998 and have been selected by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company's Public Relations Department, 13 Corporate Square, Suite 250, Atlanta, Georgia 30329. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                             SHAREHOLDER PROPOSALS

    Any proposal of stockholders to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than December 21, 1999 directed to the attention of the Corporate Secretary, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proxies solicited by the Company for the 2000 Annual Meeting may confer discretionary authority to vote on any proposals received after April 17, 2000 without a description of them in the proxy materials for that meeting. Any stockholder proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the Company's bylaws. A copy of the Company's bylaws may be obtained by writing to the Corporate Secretary.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By Order of the Board of Directors,

                                          /s/ Michael A. Leven

                                          Michael A. Leven,
                                          Chairman of the Board

Atlanta, Georgia
April 20, 1999